SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              ________________

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 20, 2000


                             SEARS, ROEBUCK AND CO.

              (Exact name of registrant as specified in charter)


 New York                       1-416                     36-1750680
(State or Other        (Commission File Number)         (IRS Employer
Jurisdiction of                                         Identification No.)
Incorporation)


3333 Beverly Road, Hoffman Estates, Illinois                60179
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (847) 286-2500





Item 5.  Other Events.

        On January 20, 2000, the Registrant issued the press release attached hereto as Exhibit 99.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      The Exhibit Index on page E-1 is incorporated herein by reference.




                                      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                SEARS, ROEBUCK AND CO.



                                              By:  /s/Jeffrey N. Boyer
                                                   Jeffrey N. Boyer
                                                   Chief Financial Officer



Date: January 20, 2000


                                 EXHIBITS

99. Sears, Roebuck and Co. press release dated January 20, 2000.
































                                            E-1



                                                MEDIA CONTACT:
                                               Peggy A. Palter
                                                (847) 286-8361

                                        FOR IMMEDIATE RELEASE:
                                              January 20, 2000


         SEARS REPORTS RECORD FOURTH-QUARTER 1999 RESULTS
Strength in Retail and Credit Drive 34 Percent Comparable EPS Increase

         HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co. (NYSE: S) reported record fourth-quarter 1999 net income of $740 million, or $1.98 per share, compared with reported 1998 fourth-quarter net income of $535 million, or $1.39 per share, a reported increase of 42 percent. Fourth quarter 1998 included non-comparable charges totaling $37 million, or $0.09 per share, primarily related to impairment charges for the divestiture of businesses. Excluding non-comparable items for 1998, earnings per share for 1999 increased 34 percent over the fourth quarter 1998 comparable earnings per share of $1.48.
         The increase in earnings per share excluding non-comparable items was a result of the strength of Sears retail and credit businesses.
In retail, higher sales coupled with improved gross margins resulted in a significant operating income increase over the prior year fourth quarter.
The increase in credit income came primarily from portfolio quality improvement as charge-offs continued to trend favorably.
         Net income for 1999 was $1.45 billion, or $3.81 per share, compared with $1.05 billion, or $2.68 per share in 1998. Excluding the impact of non-comparable items, net income would have been $1.48 billion, or $3.89 per share, compared with $1.30 billion, or $3.32 per share for the comparable 1998 period. Excluding non-comparable items, earnings per share increased 17 percent over the prior year.
         "Strong performance in our retail and credit businesses contributed to this quarter's record earnings. Our efforts to strengthen retail sales and improve gross margins resulted in

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SEARS/ADD ONE

improvements which we began seeing in September and continued throughout the fourth quarter," said Chairman and Chief Executive Officer Arthur C. Martinez. "Gross margins for the quarter were particularly solid, largely due to lower levels of promotional activity. We also took aggressive action on post-Christmas clearance markdowns to prepare for 2000."
"In addition to the retail improvement, our credit business and Sears Canada both experienced outstanding results for the fourth quarter, while the services business performance was not up to par," added Martinez.

Revenues
       Revenues for the fourth quarter were $12.5 billion, compared with $12.2 billion for the same period a year ago. The revenue increase was primarily due to improvement in the Full-line stores and Sears Canada. Partially offsetting these improvements was the loss of revenue from the divested businesses. Excluding the impact of business divestitures, revenues rose 4.5 percent in the quarter.
       "In the fourth quarter, sales increases in appliances and electronics were strong, contributing to a 2.4 percent rise in domestic comparable store sales. Hardware, The Great Indoors and dealer stores also enjoyed strong performance for the quarter," said Martinez. "In softgoods, children's apparel, home fashions, fine jewelry and cosmetics and fragrances were strong performers, but were offset by women's and men's apparel results."
       Revenues in the services segment, which include Sears Home
Services and Sears Direct businesses, were $777 million in the quarter, a decrease of 2.5 percent from a year ago. Fourth-quarter domestic credit revenues increased 0.2 percent from a year ago, to $1.06 billion.

Gross margin and selling and administrative costs
       Consolidated gross margin as a percent of merchandise sales and services was 27.9 percent in the fourth quarter of 1999 compared with 26.6 percent in the comparable 1998 period. The increase in gross margin reflects a reduction in promotional activity and a sharper focus on

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SEARS/ADD TWO

managing the cost of goods sold. In addition, our LIFO credit in the fourth quarter of 1999 was higher than in 1998 and Sears Canada gross margin showed a significant improvement.
       Selling and administrative expense as a percentage of total revenues was
19.0 percent in both the fourth quarter of 1999 and 1998. While the dollar amount of selling and administrative expenses decreased in Retail, Services and Credit in the fourth quarter, Corporate expenses were higher primarily due to increased e-commerce investments, higher information technology costs and additional performance based incentive expenses. All segments benefited from the company's strategic cost containment program.

Provision for uncollectible accounts
       In the fourth quarter of 1999, the provision for uncollectible accounts was $175 million, a 30 percent decrease from $250 million in the fourth quarter of 1998. The decrease in the provision is a result of improvement in portfolio quality as well as a decrease in the level of average owned credit card receivable balances. The company has made significant investments in its risk management and collection activities and has improved its portfolio quality.

2000 Outlook
         "For the year 2000, we believe the company will see a continuation of most of its key retail and credit trends," said Martinez. "We are planning for sales to increase at a modest rate as we continue to implement a more sharply focused promotional plan and adhere to our rigorous cost control strategy. In our credit business, we expect improvement in the quality of our portfolio on a year over year basis." Martinez added that the company is confident about its ability to deliver 10 percent earnings per share growth in 2000.
         Statements contained under the "2000 Outlook" heading of this release are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The company's forward-looking statements are based on assumptions about many important factors, including competitive conditions in the retail industry, changes in consumer confidence and spending, the ability of the company to successfully implement its promotional plan and cost

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SEARS/ADD THREE

control strategy, general United States economic conditions such as higher interest rates and normal business uncertainty. In addition, the company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, which are difficult to forecast with certainty. While the company believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. The company intends the forward-looking statements in this release to speak only at the time of this release and does not undertake to update or revise these projections as more information becomes available.
         Through its U.S. network of 858 full-line stores and more than 2,100 specialty stores, Sears provides apparel, home and automotive products and related services for families throughout America, serving nearly 60 million households.

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